UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 3)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VERSO CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE

This Amendment No. 3 amends the definitive proxy statement on Schedule 14A that was submitted to the Securities and Exchange Commission (“SEC”) electronically on December 27, 2019 and received a filing date of December 30, 2019; as amended by Amendment No. 1, which was submitted to the SEC electronically on December 27, 2019 and received a filing date of December 30, 2019; and further amended by Amendment No. 2, which was filed on December 30, 2019 (as amended, the “Definitive Proxy Statement”).

The purpose of this Amendment No. 3 is to check the definitive proxy statement box that was inadvertently not checked and to uncheck the definitive additional materials box that was inadvertently checked on the Schedule 14A cover page for the “Supplement to Definitive Proxy Statement” that was filed under cover of Schedule 14A on January 27, 2020 (the “January 27 Filing”) for the purpose of amending and restating the indicated paragraphs on page 5 of the Definitive Proxy Statement under the section entitled “INFORMATION ABOUT THE ANNUAL MEETING.” The information contained in this Amendment No. 3 is not changed from that included in the January 27 Filing.

Verso Corporation
8540 Gander Creek Drive
Miamisburg, Ohio 45342

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 31, 2020

This is a supplement to the definitive proxy statement dated December 27, 2019 (as amended and supplemented, the “Proxy Statement”) of Verso Corporation, a Delaware corporation (“Verso” or “we,” “us,” or “our”), that was mailed to you in connection with the solicitation of proxies for use at the 2019 annual meeting of stockholders to be held at JW Marriott Essex House, located at 160 Central Park South, New York, New York, 10019, on January 31, 2020, beginning at 10:00 a.m. (Eastern Time).

Supplemental Disclosures

We are providing certain disclosures that supplement those contained in the Proxy Statement. The supplemental information provided below should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety. Underlined text shows text being added to a referenced disclosure in the Proxy Statement and a line through text shows text being deleted from a referenced disclosure in the Proxy Statement.

The following paragraphs on page 5 of the Proxy Statement under the section entitled “INFORMATION ABOUT THE ANNUAL MEETING” are amended and restated to read as follows:

How many shares must be present to conduct business at the meeting?

A quorum must be present at the meeting in order for any business to be conducted. Abstentions will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. The presence at the meeting, in person or by proxy, of a majority in voting power of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum, except with respect to Proposal 1—Election of Directors. ~~Abstentions will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum~~.

As noted under Background of the Solicitation on Proposal 1—Election of Directors, on December 6, 2019, Verso received a Second Demand Letter from Lapetus and responses and discussions took place in mid-December 2019 and on December 27, 2019, Lapetus Capital II LLC commenced an action against Verso Corporation in the Court of Chancery of the State of Delaware, New Castle County (C.A. No. 2019-1040-KSM).  Pursuant to an order, the terms of which were stipulated by both Verso and Lapetus, the election of directors will occur on January 31, 2020, at Verso’s annual meeting, and the election of directors will not be postponed or adjourned from January 31, 2020, without Court approval. The order also provided that the shares of Verso stock represented at the annual meeting, either in person or by proxy, and entitled to vote thereat, will constitute a quorum for the purpose of electing directors (Proposal 1), notwithstanding any provision in Verso’s governing documents to the contrary.

What happens if a quorum is not present at the meeting?

Except as described below with respect to Proposal 1—Election of Directors, if a quorum is not present at the scheduled time of the meeting, either the chairman of the meeting or the holders of a majority in voting power of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the meeting may adjourn the meeting to another place, date or time until a quorum is present. The date, time, place (if any) and means of remote communication (if any) of the adjourned meeting will be announced at the meeting when the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days from the date for which the meeting was originally called or unless after the adjournment a new record date is fixed for the adjourned meeting.

With respect to Proposal 1—Election of Directors, the shares of stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the Meeting, shall constitute a quorum for purposes of the election of directors at the Annual Meeting, notwithstanding any provision of the certificate of incorporation or bylaws to the contrary.